UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 15, 2002

MICROBEST, INC.

(Exact name of registrant as specified in its charter)

MINNESOTA	0-28137	41-1864003

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

751 Park of Commerce Drive, Suite 122 Boca Raton , FL (Address of principal executive offices)	33487-3623 (Zip Code)

Registrant’s telephone number; (561) 995-9770

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

None

Item 2. Acquisition or Disposition of Assets.

None

Item 3. Bankruptcy or Receivership.

None

Item 4. Changes in Registrant’s Certifying Accountant.

None

Item 5. Other

On March 1, 2002 the Company received from Forward Looking Technologies, Inc., (FLT) of Aventura, FL a venture capital group, an extension of the financial commitment made to the Company by FLT on February 16, 2001. The original commitment was for an investment of up to $1 million in common stock of the Company over a period of one year. During the one year term of that commitment the Company received $698,775 for which it issued 5,541,443 restricted shares of common stock without registration in reliance upon section 4 (2) of the Securities Act of 1933.

The new commitment from FLT extends the term of the original commitment for one year up to the balance of the $1 million under the same terms and conditions.

Item 6. Resignation of Registrant’s Directors.

None

Item 7. Financial Statements and Exhibits

Exhibit 1.	Original Financial Commitment from Forward Looking Technologies, dated February 16, 2001

Exhibit 2.	Extension of Financial Commitment from Forward Looking Technologies, Inc., dated March 1, 2002.

Item 8. Change in Fiscal Year.

None

Sales of Equity Securities Pursuant to Regulation S.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microbest, Inc.

(Registrant)

/s/ Michael J. Troup
Date: March 15, 2002	Michael J. Troup, Chief Executive Officer and Chairman

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